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                                                                    Exhibit 4.02

                           THIRD AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

         This THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of July 5, 2002 by and among LEAPFROG ENTERPRISES, INC. (formerly Knowledge Kids Enterprises, Inc.), a Delaware corporation (the "Company"), the persons identified on the Schedule of Stockholders attached hereto as Exhibit A (the "Schedule of Stockholders") as Class A Common Stockholders (the "Class A Common Stockholders"), the persons identified on the Schedule of Stockholders as Class B Stockholders (the "Class B Common Stockholders" and, together with the Class A Common Stockholders, the "Common Stockholders") and the persons identified on the Schedule of Stockholders as Series A Preferred Stockholders (such identified persons and any other persons who acquire any Shares (as defined below) initially owned by any of such identified persons (or acquired upon conversion of such Shares) directly in a Qualified Transfer or indirectly through a series of transfers all of which are Qualified Transfers, the "Series A Preferred Stockholders" and, together with Common Stockholders, the "Stockholders").

                                    RECITALS

         In connection with an investment in the Company by Knowledge Kids, L.L.C., a Delaware limited liability company ("Kids"), the Company, Kids and FrogPond, LLC, a California limited liability company formerly known as LeapFrog RBT, LLC ("FrogPond") entered into that certain Stockholders Agreement dated as of September 24, 1997 (as amended by a First Amendment to Stockholders Agreement dated as of July 21, 1998, "Stockholders Agreement Number One").

         In connection with the acquisition of assets of Explore Technologies, Inc., a Delaware corporation ("Explore"), the Company, Kids and Explore entered into that certain Stockholders Agreement Number Two dated as of July 22, 1998 ("Stockholders Agreement Number Two"). Explore has transferred all of its securities in the Company by operation of law to Explore Holdings LLC, a Delaware limited liability company ("Explore Holdings").

         In connection with the issuance and sale of shares of Series A Preferred Stock pursuant to a Series A Preferred Stock Purchase Agreement dated as of March 23, 2001 (the "Series A Purchase Agreement"), the Company and the Stockholders entered into an Amended and Restated Stockholders Agreement dated as of March 23, 2001 (the "First Amended and Restated Stockholders Agreement") to regulate certain aspects of the Stockholders' relationship with regard to each other and with the Company and to amend, restate and supersede Stockholders Agreement Number One and Stockholders Agreement Number Two in their entirety. On April 19, 2002, the Company and the Stockholders entered into a Second Amended and Restated Stockholders Agreement (the "Second Amended and Restated Stockholders Agreement") to regulate certain aspects of the Stockholders' relationship with regard to each other and with the Company and to amend, restate and supersede the First Amended and Restated Stockholders Agreement in its entirety.
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         The Company and the Stockholders are entering into this Agreement to acknowledge the transfer of shares from Explore to Explore Holdings and to amend, restate and supersede the Second Amended and Restated Stockholders Agreement in its entirety.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

                  As used herein, the following terms shall have the following meanings:

         1.1. "Affiliate" shall mean as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership, limited liability company or joint venture in which a Person is a partner, member or joint venturer shall be deemed to be an Affiliate of such Person.

         1.2. "Board" shall mean the Board of Directors of the Company.

         1.3. "Buyer" shall mean KKE/Explore Acquisition Corp., a Delaware corporation.

         1.4. "Class A Common Stock" shall mean the Class A Common Stock of the Company, par value $0.0001 per share.

         1.5. "Class A/B Director" shall mean a member of the Board elected by the vote of the Class A Common Stockholders, the Class B Common Stockholders and the Series A Preferred Stockholders, voting as a single class, in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation.

         1.6. "Class B Common Stock" shall mean the Class B Common Stock of the Company, par value $0.0001 per share.

         1.7. "Class B Warrants" shall mean the warrants issued to Kids and FrogPond on July 21, 1998.

         1.8. "Commission" shall mean the Securities and Exchange Commission.


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         1.9. "Common Stock" shall mean common stock of the Company, par value
$0.0001 per share, including the Class A Common Stock and the Class B Common Stock.

         1.10. "Company Offering" shall have the meaning provided in Section 4.1(a).

         1.11. "CSC" shall mean CSC LF Holdings, LLC, a Delaware limited liability company, and any Person who has acquired any Shares from it directly in a Qualified Transfer or indirectly in a series of transfers all of which were Qualified Transfers.

         1.12. "CSC Designee" shall have the meaning provided in Section 5.2.

         1.13. "CSC Option" shall have the meaning provided in Section 4.1(a)(iii).

         1.14. "Demanding Holders" shall have the meaning provided in Section 4.1(a).

         1.15. "Demand Registration" shall have the meaning provided in Section 4.1(a).

         1.16. "Demand Registration Notice" shall have the meaning provided in
Section 4.1(a).

         1.17. "Drag-Along Notice" shall have the meaning provided in Section 5.4(a).

         1.18. "Drag-Along Right" shall have the meaning provided in Section 5.4(a).

         1.19. "Effective Period" shall have the meaning provided in Section
4.1.

         1.20. "Eligible Explore Stockholder" shall mean any Person that was a stockholder of Explore on July 22, 1998 and that, as of the date of and prior to a Qualified Transfer to such stockholder: (i) is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and applicable state securities laws, and (ii) has signed an agreement in form and substance satisfactory to the Company and Buyer pursuant to the provisions of Article 7 of the Explore Purchase Agreement in the same manner as if such stockholder was a party thereto in place of Explore.

         1.21. "Eligible FrogPond Member" shall mean any Person that was a member of FrogPond on September 24, 1997 and that, as of the date of and prior to a Qualified Transfer to such stockholder, is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and applicable state securities laws.

         1.22. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.23. "Exercise Notice" shall have the meaning provided in Section 5.3(b).

         1.24. "Exercise Period" shall have the meaning provided in Section 5.3(b).

         1.25. "Explore Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated as of June 29, 1998, by and among the Company, Buyer and Explore.


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         1.26. "Fully-Diluted Common Stock" shall mean all of the issued and outstanding shares of Common Stock of the Company, assuming conversion, exercise or exchange of all outstanding convertible, exercisable or exchangeable securities, options, warrants and similar instruments into or for shares of Common Stock (regardless of whether such convertible securities are at such time convertible, exercisable or exchangeable). As provided in Section 6.7, all such calculations shall be appropriately adjusted for stock dividends, splits, reverse splits, combinations, recapitalizations and the like as described therein.

         1.27. "Holder" shall mean any Person owning or having the right to acquire Registrable Securities.

         1.28. "Indemnified Holder" shall have the meaning provided in Section 4.6(a).

         1.29. "Kids Entity and Kids Entities" shall mean Kids and/or any Affiliate of Kids, and any Person who has acquired any Shares from any of the foregoing.

         1.30. "Long-form Registration" shall mean a Demand Registration under the Securities Act on Form S-1 or any similar long-form registration statement.

         1.31. "PBL" shall mean Publishing and Broadcasting International Limited, a Bahamas incorporated company, and any Person who has acquired any Shares from it directly in a Qualified Transfer or indirectly in a series of transfers all of which were Qualified Transfers.

         1.32. "Person" shall mean natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts or other organizations.

         1.33. "Piggyback Registration" shall have the meaning provided in
Section 4.2(a).

         1.34. "Piggyback Notice" shall have the meaning provided in Section 4.2(a).

         1.35. "Proposed Drag-Along Transfer" shall have the meaning provided in
Section 5.4(a).

         1.36. "Proposed Issuance" shall have the meaning provided in Section
3.1.

         1.37. "Proposed Transferor" shall have the meaning provided in Section 2.1.

         1.38. "Prospectus" shall have the meaning provided in Section 4.3(a).

         1.39. "Qualified IPO" shall mean an underwritten public offering of the Company's Class A Common Stock pursuant to an effective registration statement under the Securities Act in which (A) the public offering price equals at least $18.75 per share (subject to equitable adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof) and (B) the aggregate gross proceeds raised equals or exceeds $100 million.


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         1.40. "Qualified Stockholder" shall mean a Class B Stockholder or
Series A Preferred Stockholder who is an "accredited investor" for purposes of Rule 501 under the Securities Act (or such other comparable provision) and has a similar status under applicable Blue Sky laws that permit such Stockholder to be an offeree and purchaser in an offering exempt from registration and qualification under such laws

         1.41. "Qualified Trading Date" shall mean the first date subsequent to a public offering of the Class A Common Stock which is not a Qualified IPO on which the closing price of the Class A Common Stock has equaled or exceeded $18.75 per share (subject to equitable adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof) for thirty (30) consecutive trading days and the aggregate value of all of the outstanding Class A Common Stock (excluding therefrom the aggregate value of (a) any shares then owned by persons who are affiliates (as defined in Rule 405 under the Securities Act) of the Company and (b) any "restricted securities" (as defined in Rule 144 under the Securities Act) that cannot be sold pursuant to Rule 144(k) under the Securities Act on the last such trading day) equals or exceeds $100,000,000 (based on the closing price on the last such trading day).

         1.42. "Qualified Transfer" shall mean (i) any transfer of Shares by a Stockholder to a trust created for the sole benefit of the Stockholder, the Stockholder's spouse, lineal descendants or siblings, (ii) any transfer of Shares by will or pursuant to the laws of descent and distribution to any spouse, lineal descendant or sibling of a Stockholder, (iii) any transfer of Shares by any Stockholder to Kids or any Kids Entity, (iv) any transfer of Shares by FrogPond to any Eligible FrogPond Member, (v) any transfer of Shares by Explore Holdings to any Eligible Explore Stockholder, (vi) any transfer of Shares by any Series A Preferred Stockholder to any entity in which the ultimate parent entity (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as of the date hereof) of such Series A Preferred Stockholder owns, directly or indirectly, 50% or more of the voting power or equity interests or to such ultimate parent entity, (vii) any transfer of Shares by any Series A Preferred Stockholder to any other Person unless the transferor knows such other Person directly and materially competes with the Company as of the date of such transfer or (vii) any other transfer of Shares by any Stockholder with the consent of the Board which, in the case of a transfer by a Series A Preferred Stockholder, shall not be unreasonably withheld or delayed; provided that no such transfer shall constitute a "Qualified Transfer" unless
(a) the transferee agrees in writing to be bound by this Agreement as if such transferee were a Stockholder hereunder, and (b) the transfer is a transaction that is exempt from the registration and qualification requirements of Federal and state securities laws and, if reasonably requested, the Company receives an opinion of counsel reasonably acceptable to the Company that such transfer is made in compliance with applicable Federal and state securities laws.

         1.43. "Registrable Securities" shall mean (a) shares of Class A Common Stock (i) issued or issuable to Stockholders upon conversion of shares of (A) Series A Preferred Stock or (B) Class B Common Stock, or (ii) issued to Explore in connection with the Company's acquisition of Explore (or any Person who received Shares from Explore Holdings in a Qualified Transfer), or (iii) issued or issuable to Wood and that are included in a Wood Demand pursuant to Section 4.1(a)(iii)(E) (it being understood that such shares shall not be Registrable Securities


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for purposes of Section 4.1(b) and Section 4.2), or (b) other securities issued or distributed, or issuable pursuant to rights or options distributed, with respect to, shares of Common Stock or Series A Preferred Stock, or other securities of the Company issued in exchange for shares of Common Stock or Series A Preferred Stock; provided, however, that a Registrable Security shall cease to be a Registrable Security at such time that (A) the Registrable Security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or transferred pursuant to Rule 144 under the Securities Act (or any successor provision then in force), or (B) the Holder thereof is able to sell all Registrable Securities held or entitled to be held upon conversion of such Holder under Rule 144 (or any similar provision then in force) during any three-month period.

         1.44. "Registration" shall have the meaning provided in Section 4.3.

         1.45. "Registration Statement" shall have the meaning provided in
Section 4.3(a).

         1.46. "Securities" shall have the meaning provided in Section 3.1.

         1.47. "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.48. "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Company, par value $0.0001 per share.

         1.49. "Shares" shall mean shares of Common Stock of the Company, and securities convertible into, or exercisable or exchangeable for, shares of Common Stock of the Company.

         1.50. "Short-form Registration" shall mean a Demand Registration under the Securities Act on Form S-3 or any successor form thereto.

         1.51. "Tag-Along Notice" shall have the meaning provided in Section 5.3(a).

         1.52. "Tag-Along Offer" shall have the meaning provided in Section 5.3(a).

         1.53. "Tag-Along Transfer" shall mean any transfer or series of related transfers of (a) a majority of the Common Stock then outstanding, (b) Common Stock representing a majority of the total voting power of the Common Stock then outstanding (determined pursuant to Article VIII, Section 3(a) of the Company's Amended and Restated Certificate of Incorporation) or (c) a majority of the Common Stock then held by Kids and all Kids Entities.

         1.54. "Termination Date" shall mean the earlier to occur of (a) the date of a Qualified IPO or (b) the Qualified Trading Date.

         1.55. "Transfer Notice" shall have the meaning provided in Section 2.2.

         1.56. "Transferring Holder" shall have the meaning provided in Section 5.3(a).

         1.57. "Wood" shall mean Michael C. Wood.


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                                   ARTICLE 2.

                             RIGHT OF FIRST REFUSAL

         2.1. General Restriction on Transfer. No Stockholder other than Kids or any Kids Entity (a "Proposed Transferor") may, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, transfer Shares or any interest therein to any Person or Persons, other than pursuant to a Qualified Transfer, without, in each case, first offering all such Shares to Kids (and any other Kids Entities designated by Kids) and the Company in accordance with the terms of this Article 2. As a condition to effecting any such proposed transfer of Class B Common Stock to any Person or Persons, other than pursuant to a Qualified Transfer or to Kids (or any other Kids Entities designated by Kids), the Proposed Transferor shall convert such Class B Common Stock into Class A Common Stock prior to such transfer in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, the provisions of this Section 2.1 shall not apply to the Series A Preferred Stockholders.

         2.2. Notice. Prior to consummating any proposed transfer that is subject to Section 2.1, the Proposed Transferor shall provide Kids and the Company with written notice (the "Transfer Notice") of such proposed transfer, which notice shall offer to transfer first to the Kids Entities and then to the Company the number of Shares proposed to be transferred at the same price per share and upon the same terms and conditions as the Proposed Transferor has received in a bona fide offer for such Shares from the proposed purchaser. The Transfer Notice shall set forth: (i) the name of the Proposed Transferor and the number of Shares proposed to be transferred, (ii) the name and address of the proposed purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment to be made by such proposed purchaser, and (iv) that the proposed purchaser has been informed of the right of first refusal provided for in this Article 2 and has agreed to act in accordance with the terms hereof.

         2.3. Option to Purchase. Upon receipt of a Transfer Notice, Kids or any Kids Entity designated by Kids shall have the option, for a period of thirty
(30) days following the date the Transfer Notice is given in accordance with
Section 6.5 below, to acquire all, but not less than all, of the Shares specified in such notice at the same price per share and upon the same terms and conditions as specified in such notice. Such option shall be exercised by delivery of written notice of the exercise of the option to the Proposed Transferor, a copy of which shall be sent by Kids to the Company. In the event that such option is not exercised within such 30-day period, then the Company shall have the right for a period of ten (10) days after the expiration of the 30-day period to acquire all, but not less than all, of the Shares specified in the Transfer Notice at the same price per share and upon the same terms and conditions as specified in such notice. Such option shall be exercised by delivery of written notice of the exercise of the option to the Proposed Transferor, a copy of which shall be sent by the Company to Kids. In the event the options described above are not exercised within the periods described above, then the Proposed Transferor shall have the right for a period of sixty
(60) days after the expiration of the 10-day period described above (or, if sooner, after written waiver by Kids and the Company of their options to purchase), to transfer to the proposed purchaser the Shares that were the subject of the option, but only at the same price per share and upon the same terms and conditions as set forth


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in the Transfer Notice; provided, however, that as a condition to the transfer of the Shares to the proposed purchaser, such purchaser shall agree in writing to be bound by this Agreement in accordance with the terms of Section 6.2 hereof. Any Shares that continue to be held by the Proposed Transferor after such 60-day period shall again be subject to the restriction on transfer contained in Section 2.1 hereof.

         2.4. Closing. In the event that Kids, any Kids Entity designated by Kids or the Company elects to acquire Shares from a Proposed Transferor pursuant to this Article 2, the closing of such acquisition shall take place within ten
(10) business days after the notice of such election. At the closing, the Proposed Transferor shall (i) execute any documents or instruments, including, without limitation, representations and warranties, reasonably requested by the party acquiring the Shares in order to effect the transfer of the Shares, and
(ii) deliver to the party acquiring the Shares certificates for the Shares being sold, duly endorsed or accompanied by duly executed stock assignments separate from certificate, free and clear of all claims and encumbrances, against delivery by the party acquiring the Shares of the consideration for the Shares being acquired. In the event such consideration is in a form other than cash, the party acquiring the Shares shall have the right to substitute an equivalent amount of cash, as determined by the Board.

         2.5. Company Effecting Transfers. The Company agrees not to effect any transfer of Shares by a Proposed Transferor until it has received evidence reasonably satisfactory to it that this Article 2 has been complied with.

         2.6. Priority of Rights. In the event that a sale by a Stockholder is subject to the right of first refusal in this Section 2, the tag-along right in
Section 5.3 and also the drag-along right in Section 5.4 below, then the right of first refusal procedures in this Section 2 shall be first applied and completed, followed by the application and completion of the tag-along right in
Section 5.3 and then the application and completion of the drag-along right in
Section 5.4.

         2.7. Termination of Right of First Refusal. The rights and restrictions provided under this Article 2 shall automatically terminate and be of no further force or effect upon a public offering of any class of the Company's Common Stock under the Securities Act.

                                   ARTICLE 3.

                               RIGHT TO CO-INVEST

         3.1. General. If the Company proposes to newly-issue for cash (a "Proposed Issuance") any equity securities or any securities convertible, exercisable or exchangeable for equity securities (the "Securities"), then the Company shall give written notice to the Class B Common Stockholders and the Series A Preferred Stockholders of the Proposed Issuance. Such notice shall describe the Proposed Issuance and shall contain an offer to sell to each Qualified Stockholder such Qualified Stockholder's pro rata portion of the Securities (which shall be a percentage equal to the percentage of the outstanding Common Stock held by such Qualified Stockholder assuming the conversion of all outstanding shares of Series A Preferred Stock into Common Stock). If any such Qualified Stockholder fails to accept such offer by written notice to


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the Company within fifteen (15) days following the date the Company's notice is given in accordance with Section 6.5 below, the Proposed Issuance may be consummated free of any right on the part of such Qualified Stockholder under this Section 3.1 in respect thereof.

         3.2. Exemptions. The purchase right granted by Section 3.1 shall not apply to: (i) the issuance of Common Stock in connection with the exercise of the Class B Warrants; (ii) any issuance of Securities in connection with an underwritten public offering of Common Stock under the Securities Act; (iii) any issuance of Securities in connection with a merger, consolidation, transfer of assets or other business combination involving the Company; (iv) any issuance of Securities pursuant to an employee benefit plan, a stock option plan or a stock appreciation rights plan of the Company; (v) any issuance of Series A Preferred Stock pursuant to the Series A Purchase Agreement or (vi) any issuance of Securities upon conversion or exercise of any Securities issued in compliance with Section 3.1 or issued in a transaction that is exempt from Section 3.1.

         3.3. Termination of Co-Investment Right. The rights provided under this
Article 3 shall automatically terminate and be of no further force or effect on the Termination Date.

                                   ARTICLE 4.

                               REGISTRATION RIGHTS

         4.1. Demand Registration Rights.

                  (a) Right to Demand. If the Company shall receive a written request from (I) CSC, (II) PBL, (III) the holders of not less than a majority of the then outstanding Registrable Securities held by Series A Preferred Stockholders other than CSC and PBL, (IV) Kids or any Kids Entity, (V) Wood with respect to not more than an aggregate of 1,000,000 shares of Class A Common Stock held by Wood and/or FrogPond, which such request must be made by Wood not later than one hundred and ninety five (195) days following the closing of the Company's initial public offering of the Company's Class A Common Stock (a "Wood Demand Registration Notice"), or (VI) the holders of not less than 33% of the then outstanding Registrable Securities held by Common Stockholders, that the Company register with the Commission, under and in accordance with the provisions of the Securities Act, all or part of their Registrable Securities (the Holders giving such written request, the "Demanding Holders", such request, a "Demand Registration Notice" and such registration, a "Demand Registration"), the Company shall have, except in the case of a Wood Demand Registration Notice, twenty-one (21) days to determine whether to file a registration statement for the offer and sale of securities for its own account. If during such twenty-one day period, the Company in good faith determines to undertake or is undertaking such an offering (a "Company Offering") and to file such a registration statement and provides written notice to the Demanding Holder of such decision, the Company shall have no obligation to register any Registrable Securities except pursuant to and in accordance with Section 4.2 until the completion of such Company Offering and the request made by the Holders shall not be counted as a Demand Registration for the purposes of Section 4.1(a)(iii); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and, provided, further, that the Company shall not


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have the right to undertake a Company Offering upon receipt of a Wood Demand
Registration Notice. If the Company determines not to undertake a Company Offering and not to file a registration statement for its own account or upon receipt of a Wood Demand Registration Notice, the Company will, no later than ten (10) days after the expiration of such twenty-one (21) day period (or, in the case of a Wood Demand Registration Notice, ten (10) days after the receipt of a Wood Demand Registration Notice), send written notice to each Holder (other than Wood) of such decision and its intention to comply with the Demand Registration Notice and, subject to Section 4.1(b) below, to include in such registration all Registrable Securities of the Holders (other than Wood) with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the Company's giving of such notice. Once a Demand Registration Notice has been delivered by any of the Demanding Holders other than Wood, no other Demand Registration Notice may be delivered by any other Holder other than Wood or be effective until (i) if the Company has elected to undertake or is undertaking a Company Offering in compliance with the foregoing requirements, such Company Offering is completed or abandoned or (ii) if the Company has not so elected and is not so undertaking, the delivered Demand Registration Notice has been withdrawn or ninety (90) days after the effective date of the registration statement relating to such Demand Registration (or such shorter period as may be agreed to by the managing underwriter or underwriters). Once a Demand Registration Notice has been delivered by any of the Demanding Holders other than Wood, unless it has elected to undertake or is undertaking a Company Offering in compliance with the foregoing provisions, the Company will not effect any public sale or distribution of its equity securities or securities convertible into or exercisable or exchangeable for such equity securities under the Securities Act, after such Demand Registration Notice has been delivered until (i) such Demand Registration Notice has been withdrawn or
(ii) ninety (90) days after the effective date of the registration statement relating to such Demand Registration (or such shorter period as may be agreed to by the managing underwriter or underwriters). If the Demand Registration involves a shelf registration statement pursuant to the penultimate paragraph of
Section 4.1(a), then the Demanding Holder shall give to the Company and the other Holders (other than Wood) prior written notice of its intent to undertake an underwritten offering under such registration statement and only the delivery of such notice shall be deemed to be the delivery of a Demand Registration Notice for the purposes of the preceding two sentences of this paragraph and shall be deemed to be a Demand Registration Notice for purposes of the portions of this paragraph preceding such two sentences. Any registration that involves a shelf registration statement and any offerings under such shelf registration statement shall be one and the same Demand Registration for the purposes of clause (iii) below. A Demand Registration may be either a Long-form Registration or, if the Company is then eligible to use Form S-3, a Short-form Registration. All Demand Registrations shall be Short-form Registrations whenever the Company is eligible to use any applicable short-form for registrations. All requests made pursuant to this Section 4.1(a) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1(a):


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                  (i) unless the requesting Holders indicate a good faith
intention to register Registrable Securities of the Company having a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $5.0 million;

                  (ii) prior to the date which is six (6) months following the effective date of the first public offering of the Company's Class A Common Stock under the Securities Act;

                  (iii) after the Company has effected (A) in the case of CSC, two (2) (or, if CSC has exercised its option to purchase all 1,200,000 shares pursuant to Section 1.1(c) of the Series A Purchase Agreement (the "CSC Option"), three (3)) Demand Registrations requested by CSC, (B) in the case of PBL, one (1) Demand Registration requested by PBL, (C) in the case of Series A Preferred Stockholders other than CSC and PBL, one (1) Demand Registration requested by Holders of not less than a majority of the then outstanding Registrable Securities held by such Holders, (D) in the case of Kids or any Kids Entity, one (1) Demand Registration requested by Kids or any Kids Entity (E) in the case of Wood, one (1) Demand Registration requested by Wood with respect to not more than an aggregate of 1,000,000 shares of Class A Common Stock held by Wood and/or FrogPond which such request must be made by Wood not later than one hundred and ninety five (195) days following the closing of the Company's initial public offering of the Company's Class A Common Stock (the "Wood Demand"), it being understood that the Company's obligations to Wood under this
Section 4.1(a) shall terminate if Wood does not make a Wood Demand within one hundred and ninety five (195) days following the closing of the Company's initial public offering of the Company's Class A Common Stock, or (F) in the case of holders of Common Stock, one (1) Demand Registration requested by not less than 33% of the then outstanding Registrable Securities held by such Holders, in each case pursuant to this Section 4.1(a); provided, however, that, except in the case of a Wood Demand, in the event that less than all of the Registrable Securities requested to be included in such Demand Registration by the Holders exercising their demand registration rights hereunder are so included pursuant to Section 4.1(b) hereof, the Company shall be required to effect such additional Demand Registrations as may be necessary to register the Registrable Securities that are not included in such registration pursuant to
Section 4.1(b); or

                  (iv) if the Company shall furnish to the Demanding Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a Registration Statement to be filed at such time. In such event, the Company's obligation to use all reasonable efforts to register, qualify or comply under this Section 4.1(a) shall be deferred for a single period not to exceed ninety (90) days from the date of receipt of the Demand Registration Notice by the Demanding Holders.

         If the CSC Option is exercised, CSC may request in its Demand Registration Notice that one of the Demand Registrations provided to CSC pursuant to Section 4.1(a)(iii) be in the form of a shelf registration statement that will permit the disposition of CSC's Registrable Securities in accordance with CSC's intended method of distribution (which may include a delayed or continuous offering pursuant to Rule 415 under the Securities Act).

                  A registration requested pursuant to this Section 4.1(a) shall not be deemed to have been effected for purposes of clause (iii) above, (1) unless a registration statement with respect thereto has become effective (unless the Demand Registration has been withdrawn by the Demanding Holders and such Demanding Holders either have paid expenses under Section 4.1(c) or were not required to pay expenses under clause (i) of such Section), (2) if the registration statement does not remain effective for a period of at least ninety
(90) days (or, in the case of a shelf registration statement, nine months) (as applicable, the "Effective Period") and, except in the case of a Wood Demand, all of the shares included in such registration have not been sold prior to the expiration of the Effective Period, (3) if, after it has become effective, but before all of the shares included in such registration have been sold prior to the expiration of the Effective Period, such registration is subject to any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court that permanently prevents the sale of the Registrable Securities that were to have been registered for any reason not attributable to the actions or omissions of the holders of such Registrable Securities or (4) if the conditions to closing specified in the a purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied and no such closing occurs, other than by reason of some act or omission by the holders of the Registrable Securities that were to have been registered.

                  (b) Priority on Demand Registrations. If in any Demand Registration the managing underwriter or underwriters thereof advise the Company in writing that in its or their reasonable opinion (or in the case of a Demand Registration not being underwritten, the Demanding Holders shall reasonably determine (and notify the selling Holders of such determination)) that the number of securities proposed to be sold in such Demand Registration is inconsistent with that which can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an adverse impact on the selling price or the number of Registrable Securities that any participating Holder may sell), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or the Demanding Holders, as the case may be) can be sold without having a material adverse effect on the success of the offering, in the following order of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration by the Demanding Holders, (ii) second, any Registrable Securities held by any other Persons (other than the Company) requested to be included in such Demand Registration, in each case pro rata on the basis of the number of Registrable Securities requested to be included by such Holders and (iii) third, any securities held by any other Persons requested to be included in such Demand Registration, on a pro rata basis. Notwithstanding the foregoing, no other Holder shall be entitled to participate in any non-underwritten offering under a shelf registration statement as to which CSC is the Demanding Holder.

                  (c) Withdrawal. A Demand Registration may be withdrawn by the Demanding Holders holding a majority of the Registrable Securities included in the Demand Registration Notice without the demand counting as a Demand Registration hereunder; provided that the Demanding Holders reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with the Demand Registration, except that no reimbursement shall be required (i) if such withdrawal is based on material adverse information about the Company of which such Holders were not aware at the time of the request or
(ii) if
such registration statement is not deemed to be effective pursuant to the final paragraph of Section 4.1(a).

                  (d) Selection of Underwriters. The Demanding Holders shall have the right to determine whether or not any Demand Registration shall be underwritten. If any Demand Registration is an underwritten offering, the Demanding Holders shall have the right to select the managing underwriter or underwriters to administer the offering, subject to the Company's right to approve any underwriters so selected, which approval shall not be unreasonably withheld or delayed.

         4.2. Piggyback Registration Rights.

                  (a) Right to Piggyback. If, at any time after the initial public offering of shares of Common Stock under the Securities Act and whenever the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) with the Commission under the Securities Act, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction or (iii) a registration in which the only equity security being registered is Class A Common Stock issuable upon conversion of convertible debt securities which are also being registered, and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company (A) will give written notice (the "Piggyback Notice") to all Holders (other than Wood) no later than the later of (1) forty-five (45) days prior to the anticipated filing date, or (2) promptly following its decision to file, of its intention to effect such a registration, which Piggyback Notice will specify the proposed offering price (or reasonable range thereof), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (B) will, subject to Section 4.2(b) below, include in such Piggyback Registration all Registrable Securities (other than any held by Wood) with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the date of the Piggyback Notice.

                  (b) Priority on Piggyback Registrations. If the managing underwriter or underwriters in any Piggyback Registration, if any, advise the selling Holders in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the selling Holders of such determination), based upon the advice of an independent investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to Section 4.2(a) above) is inconsistent with that which can be sold in such registration without having a material adverse effect on the success of the offering (including, without limitation, an adverse impact on the selling price or the number of securities that any participant may sell), the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, based upon the advice of an independent investment banker of nationally recognized standing, as the case may be, can be sold, in the following order of priority: (i) first, the shares the Company proposes to sell for its own account, (ii) second, the Registrable Securities requested to be included in such registration by Holders (pro rata based on the number of

Registrable Securities that each such Holder shall have requested to include therein) and (iii) third, any securities held by any other Persons requested to be included in such Piggyback Registration, on a pro rata basis.

                  (c) Withdrawal. A request for Piggyback Registration may be withdrawn by any Holder making such a request; provided that such Holder reimburse the Company for all reasonable incremental additional out-of-pocket expenses incurred by the Company relating solely to such request, except that no reimbursement shall be required if such withdrawal is based on material adverse information about the Company of which such Holder was not aware at the time of the request.

                  (d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will (i) select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing, and (ii) determine the terms under which such underwriting shall take place.

         4.3. Registration Procedures. With respect to any registration of Registrable Securities pursuant to this Article 4 (generically, a
"Registration"), the Company will, subject to Sections 4.1(b) and 4.2(b), as expeditiously as practicable:

                  (a) prepare and file with the Commission, within one hundred twenty (120) days after mailing the applicable Notice, a registration statement or registration statements (the "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or prospectus related thereto (a "Prospectus") or any amendments or supplements thereto, the Company will furnish to the Holders covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Demanding Holder, the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for a period of not less than the Effective Period (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn) or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (c) notify the selling Holders and the managing underwriters, if any, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                  (d) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Demanding Holders, and, if there are none, the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering;

                  (f) deliver to each selling Holder and the underwriters, if any, a reasonable number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto;

                  (g) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the selling Holders and any underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (h) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the Nasdaq National Market System if any similar securities issued by the Company are then so authorized, if requested by the Demanding Holders, the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                  (i) enter into such agreements (including an underwriting agreement in usual and customary form) and take all such other actions in connection therewith in order to facilitate the disposition of such Registrable Securities as shall be reasonably necessary;

                  (j) if the offering is underwritten and at the reasonable request of any Holder participating in such Registration use reasonable efforts to furnish on the date that Registrable Securities are delivered for sale pursuant to such registration: (A) an opinion, dated such date, of counsel representing the Company for purposes of such Registration, in the usual and customary form and substance; and (B) a letter, dated such date, from the independent public accountants retained by the Company providing "comfort" on financial matters with respect to such Registration in the usual and customary form and substance;

                  (k) permit Holders and any underwriters participating in such Registration to undertake such due diligence is as usual and customary under the circumstances; provided that such selling Holders and any underwriters shall use their best efforts to coordinate such due diligence to avoid additional expense to the Company and delay of the offering; and

                  (l) keep each selling Holder of Registrable Securities advised in writing as to the initiation and progress of any Registration hereunder.

As a condition to participating in a Registration, each Holder of Registrable Securities as to which any Registration is being effected shall furnish to the Company in writing such information regarding the Holder and the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.3(c)(B),(C), (D), or (E), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities.

         4.4. Restrictions on Public Sale. To the extent not inconsistent with applicable law, (i) each Stockholder agrees not to effect any public sale or distribution of Shares, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the

180-day period (or such shorter period as may be agreed to by the managing underwriter or underwriters) following the initial underwritten public offering of Common Stock under the Securities Act, and (ii) each Holder whose Registrable Securities are included in a Registration Statement hereunder if requested by the managing underwriter or underwriters for such Registration, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the fifteen (15) business days prior to, and during the 90-day period (or such shorter period as may be agreed to by such underwriter or underwriters) beginning on, the effective date of a Registration Statement pursuant to such Demand Registration or Piggyback Registration (except as part of such Demand Registration or Piggyback Registration); provided that all directors, officers and Holders of 1% or more of the then outstanding Shares of the Company have agreed to the same restrictions.

         4.5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 4 will be borne by the Company (including, without limitation, the reasonable fees and disbursements of not more than one counsel selected by the selling Holders to represent such Holders in connection with the Demand Registration, in an amount not to exceed $75,000); provided, however, the Company shall not bear the costs and expenses of underwriters' commissions, brokerage fees or transfer taxes for any selling Holder or, except as provided in this Section 4.5, the fees and expenses of any attorneys, accountants or other representatives retained by any selling Holder.

         4.6. Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify each Holder, its officers, directors and agents and each Person who "controls" such Holder within the meaning of the Securities Act and the Exchange Act (each, an "Indemnified Holder"), against losses, claims, damages, including amounts incurred in settlement, liabilities and expenses (including, without limitation, reasonable attorneys fees and expenses) arising out of, based upon or resulting from any untrue statement or alleged untrue statement of a material fact in the Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon information furnished in writing to the Company by such Indemnified Holder or its representative expressly for use therein. The Company also will indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above, if requested.

                  (b) Indemnification by Holders of Registrable Securities. Each Holder participating in a Registration agrees to indemnify the Company, its directors, officers and agents and each Person who "controls" the Company (within the meaning of the Securities Act and the Exchange Act) against losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact in the Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, and only to the extent, that any such loss, claim, damage, liability or expense arises out of, is based upon or results from any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon, in reliance on and in conformity in all material respects with, information furnished in writing to the Company by such Holder or its representative expressly for use therein. In no event shall the liability of any selling Holder hereunder or under any underwriting agreement be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement or Prospectus.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding
Section 4.6(a) or 4.6(b), as applicable, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and
(ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will or will be required to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  (d) Contribution. If for any reason the indemnification provided for in Sections 4.6(a) or 4.6(b), as applicable, is unavailable to an indemnified party as contemplated by such Section, then the indemnifying party, in lieu of indemnification, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

         4.7. Rule 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities of the Company, it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and will take such further action as any Holder may reasonably request in order that such Holder may effect sales of Registrable Securities pursuant to Rule 144. At any reasonable time and upon the reasonable request of a Stockholder, the Company will furnish such Stockholder with such information as may be necessary to enable the Stockholder to effect sales of Registrable Securities pursuant to Rule 144 under the Securities Act and will deliver to such Stockholder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         4.8. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements; provided that no Holder shall be required to make any representations, warranties or indemnities that are not customarily made by selling stockholders.

         4.9. Certain Limitations in Connection with Registration Rights. From and after the date hereof, without the prior written consent of each of the Holders set forth in clauses (I), (II), (III), (IV) and (VI) of the first sentence of Section 4.1(a), and except for the potential sale by six vice presidents of the Company of up to 65,000 shares of Class A Common Stock each (i.e., up to an aggregate of 390,000 shares of Class A Common Stock) in the Company's initial public offering of Class A Common Stock, the Company shall not enter into any agreement with any Person or Persons providing for the granting to such Person or Persons of registration rights with a priority superior to, or inconsistent in any material respect with, those granted to Holders pursuant to this Article 4.

                                   ARTICLE 5.

                                 OTHER COVENANTS

         5.1. Financial Information; Inspection.

                  (a) Financial Information. The Company shall deliver to each Class B Common Stockholder and each Series A Preferred Stockholder:

                  (i) as soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and a consolidated statement of income and a consolidated statement of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and with an audit opinion thereon from independent public accountants of recognized national standing;

                  (ii) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within sixty (60) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of changes in financial position of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and

                  (iii) no later than ninety (90) days after the beginning of each fiscal year of the Company, an annual budget for the Company for such fiscal year.

         (b) Inspection. Upon reasonable request, the Company shall permit each Series A Preferred Stockholder or his or its designee to visit and inspect the properties of the Company and examine its corporate and financial records (and make copies thereof or extracts therefrom) during normal business hours following reasonable notice.

         (c) Confidentiality. Each Stockholder agrees that, except with the prior written permission of the Company, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company to which such Stockholder has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Shares, except that such Stockholder shall have the right to provide such information to its employees, officers, directors, Affiliates and legal, accounting and financial advisors, and any Person who is a prospective purchaser of Shares from a Stockholder in a Qualified Transfer; provided that any such recipient receives such information subject to the same restrictions as to confidentiality set forth herein and that such Stockholder agrees to indemnify the Company against any and all losses arising out of, based upon or resulting from any release of such confidential information by such recipient. The provisions of this Section 5.1 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Notwithstanding the foregoing, a Stockholder shall be permitted to disclose such information if required to be disclosed pursuant to legal proceedings, applicable law or the rules and regulation promulgated by the Commission or the national securities exchange or market on which such Stockholder's shares are then listed or quoted; provided that such Stockholder shall have provided notice to the Company as promptly as practicable and shall cooperate with the Company to the extent reasonably practicable to oppose, at the Company's expense, such disclosure or seek a protective order or confidential treatment with respect to such confidential information.

                  (d) Termination of Information and Inspection Rights. The rights provided by Section 5.1(a) and (b) shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) a public offering of any class of the Company's Common Stock under the Securities Act or (ii) the date upon which the Company becomes subject to the reporting provisions of the Exchange Act; provided that such rights shall terminate earlier with respect to any Series A Preferred Stockholder on the date such Series A Preferred Stockholder (and its Affiliates) no longer hold Shares representing at least 200,000 shares of Common Stock (assuming conversion of all Series A Preferred). In determining the number of Shares held by any Series A Preferred Stockholder or its Affiliates, any Shares it has transferred to any Person other than its Affiliates shall be ignored.

         5.2. CSC Designee to the Board. For so long as CSC holds Shares (excluding any Shares held by transferees of CSC who are not Affiliates of CSC) representing at least seventy-five percent (75%) of the total number of shares of Series A Preferred originally issued to CSC under the Series A Purchase Agreement (after taking into account and equitably adjusting for any conversions, reclassifications, combinations, reverse stock splits and the like), CSC shall have the right to designate in writing one member of the Board to serve as a Class A/B Director (the "CSC Designee") and, at any time, to remove and replace the persons serving as the CSC Designee. Each Stockholder agrees to vote its Shares to cause the CSC Designee to be so elected, removed and replaced. The right provided by this Section 5.2 shall automatically terminate and be of no further force or effect on the Termination Date.

         5.3. Tag-Along Right.

                  (a) No holders of Common Stock shall effect a Tag-Along Transfer (each, a "Transferring Holder") unless the proposed purchaser of such shares shall offer to each of the Series A Preferred Stockholders (a "Tag-Along Offer") the opportunity to include in the proposed transfer the same percentage of its Shares as that percentage proposed to be transferred by the Transferring Holders upon the same terms and conditions, and with the same price per share, form of consideration and terms of payment offered by the proposed purchaser to the Transferring Holders (which, if the transfer includes Class B Common Stock, shall be determined for all Shares by reference to the price, form of consideration and terms of payment applicable to the Class B Common Stock) . Such Transferring Holders shall provide a notice (the "Tag-Along Notice") to each Series A Preferred Stockholder and the Company setting forth: (i) the name or names of each Transferring Holder proposing to transfer Shares and the percentage of Shares of each Transferring Holder proposed to be transferred,
(ii) the name of the proposed purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed purchaser and (iv) the proposed date of consummation of the proposed transfer. In the event that the consideration to be paid in such Tag-Along Offer is not comprised entirely of cash only Series A Preferred Stockholders who are Qualified Stockholders may participate in the Tag-Along Offer.

                  (b) The Tag-Along Offer may be accepted by a Series A Preferred Stockholder by delivery of a written notice (the "Exercise Notice") to the Transferring Holders and to the Company within fifteen (15) days following the date the Tag-Along Notice is given (the "Exercise Period"); provided that the obligations, if any, of any Series A Preferred Stockholder who accepts any such offer shall be subject to the consummation of the purchase described in the Tag-Along Notice on the terms described therein. The Exercise Notice shall state the maximum number of Shares that such Series A Preferred Stockholder proposes to include in the transfer to the proposed purchaser, determined as set forth in
Section 5.3(a) above.

                  (c) In the event that the total number of Shares proposed to be sold to the proposed purchaser by the Transferring Holders and the selling Series A Preferred Stockholders exceeds the number of Shares which the proposed purchaser is willing to purchase, the number of Shares to be sold by the Transferring Holders and each selling Series A Preferred Stockholder shall be reduced pro rata based on the total number of Shares then held by the Transferring Holders and each selling Series A Preferred Stockholder.

                  (d) At the closing of the transfer to the proposed purchaser, each selling Series A Preferred Stockholder shall (i) execute any documents or instruments that are also being executed by the Transferring Holders, including, without limitation, representations and warranties, reasonably requested by the proposed purchaser, and (ii) deliver certificates for the Shares being sold, duly endorsed or accompanied by duly executed stock assignments separate from certificate, free and clear of all claims and encumbrances (other than any arising pursuant to this Agreement) against delivery by the proposed purchaser of the consideration for the Shares of such Series A Preferred Stockholder being sold pursuant to this Section 5.3.

                  (e) In the event that a transfer by a Transferring Holder is subject to one or more of (i) the right of first refusal in Section 2 above,
(ii) the tag-along right in this Section 5.3 or (iii) the drag-along right in
Section 5.4 below, then the priority for the application of such rights shall, to the extent applicable to such transfer, be as follows: the first refusal procedures in Section 2 shall be first applied and completed, followed by the application and completion of the tag-along right in this Section 5.3 and then the application and completion of the drag-along right in Section 5.4. Notwithstanding the foregoing, nothing in this Section 5.3(e) shall be deemed to imply that the provisions of Article 2 apply to the Series A Preferred Stockholders.

                  (f) The rights provided under this Section 5.3 shall (i) not apply to any transfer of Shares by Kids to any entity in which Knowledge Universe, LLC, a Delaware limited liability company, owns directly or indirectly 50% or more of the equity interests or voting power and (ii) automatically terminate and be of no further force or effect on the Termination Date.

         5.4. Drag-Along Right.

                  (a) With respect to any proposed transfer of shares of Common Stock representing not less than a majority of the voting power of the Fully-Diluted Common Stock (determined pursuant to Article VIII, Section 3(a) of the Company's Amended and Restated Certificate of Incorporation) in an arm's length transaction to a proposed purchaser that is not an Affiliate of the Company or of the holder of Common Stock proposing to transfer shares of

Common Stock (such proposed transfer being a "Proposed Drag-Along Transfer") the Common Stockholders requesting such transfer shall have the right (the "Drag-Along Right") so long as such Common Stockholders are transferring all of their shares of Common Stock, to require the Series A Preferred Stockholders to sell all (but not less than all) of their Shares in the Proposed Drag-Along Transfer to the proposed purchaser at the greater of such price being paid by the proposed purchaser in such Proposed Drag-Along Transfer or twelve dollars and fifty cents ($12.50) per share of Series A Preferred Stock (subject to equitable adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof), together with all declared and unpaid dividends thereon and all accrued and unpaid Redemption Dividends (as defined in Article VIII, Section 5(f) of the Amended and Restated Certificate of Incorporation of the Company) thereon, and, otherwise, upon the same terms and conditions as the transferring Common Stockholders in the Proposed Drag-Along Transfer. If the transfer includes Class B Common Stock, such price, terms and conditions shall be determined for all Shares by reference to the price being paid by the proposed purchaser in such Proposed Drag-Along Transfer, terms and conditions applicable to the Class B Common Stock. Such transferring holders of Common Stock shall provide a notice (the "Drag-Along Notice") to each Series A Preferred Stockholder and the Company setting forth:
(i) the name of the proposed purchaser, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed purchaser and (iii) the proposed date of consummation of the proposed Drag-Along Transfer.

                  (b) At the closing of the transfer of all Shares to the proposed purchaser on the terms described above, each Common Stockholder and Series A Preferred Stockholder shall (i) execute any documents or instruments, including, without limitation, representations and warranties, reasonably requested by the proposed purchaser and (ii) deliver certificates for the Shares being sold, duly endorsed and accompanied by duly executed stock assignments separate from certificate, free and clear of all claims and encumbrances, against delivery to each Common Stockholder and Series A Preferred Stockholder of the consideration for the Shares of such holder being sold pursuant to this
Section 5.4. Notwithstanding the foregoing, no Series A Preferred Stockholder shall be required (A) to make any representation or warranty with respect to the Company (as opposed to representations and warranties with respect to such Series A Preferred Stockholder or the Shares being sold by such Series A Preferred Stockholder), or otherwise have liability in connection with any representations or warranties with respect to the Company, such that the Series A Preferred Stockholder would have liability in connection with such representations or warranties with respect to the Company in a proportion greater than such Series A Preferred Stockholder's pro rata portion of the aggregate sale proceeds received by all Stockholders party to the sale or (B) to give any indemnities in an amount greater than the aggregate sale proceeds to be received by such Series A Preferred Stockholder.

                  (c) In the event that a sale by a Stockholder is subject to one or more of (i) the right of first refusal in Section 2 above, (ii) the tag-along right in Section 5.3 above or (iii) the drag-along right in this
Section 5.4, then the priority for the application of such rights shall, to the extent applicable to such transfer, be as follows: the first refusal procedures in Section 2 shall be first applied and completed, followed by the application and completion of the tag-along right in Section 5.3 and then the application and completion of the drag-along right in this Section 5.4.

Notwithstanding the foregoing, nothing in this Section 5.4(c) shall be deemed to imply that the provisions of Article 2 apply to the Series A Preferred Stockholders.

                  (d) The rights provided under this Section 5.4 (including the notice requirement set forth herein) shall automatically terminate and be of no further force or effect upon a public offering of any class of the Company's Common Stock under the Securities Act.

                                   ARTICLE 6.

                                  MISCELLANEOUS

         6.1. Legend. In addition to any legends required by federal or state securities laws, the certificates representing the Shares shall bear the following legends:

         (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SALE OR TRANSFER (X) IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (Y) IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR (Z) QUALIFIES FOR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND, IF REASONABLY REQUESTED BY THE COMPANY, THERE IS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SALE OR TRANSFER IS NOT REQUIRED UNDER THE ACT"

         (b) In the case of Common Stock only - "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF MARCH 23, 2001. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST."

         (c) In the case of Series A Preferred only - "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN MANDATORY SALE PROVISIONS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF MARCH 23, 2001. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST."

The legend set forth in paragraph (a) above shall be removed by the Company from any certificate evidencing Shares (i) in connection with the any transfer registered under the Securities Act, (ii) upon transfer of the Shares in compliance with Rule 144 under the Securities Act or (iii) upon transfer pursuant to another exemption, and if reasonably requested by the

Company, upon delivery to the Company of an opinion, in form and substance and by counsel reasonably satisfactory to the Company, that such security can be offered and sold without registration under the Securities Act and that such offers and sales will not cause the exemption or exemptions from registration pursuant to which the Shares were issued to be unavailable.

Each of the parties hereto agrees that absent (i) an effective registration statement under the Securities Act and qualification under applicable state securities laws or (ii) compliance with Rule 144 under the Securities Act, such party will not sell, assign, transfer, pledge, hypothecate, distribute or otherwise dispose of any or all of the Shares without first providing the Company (if reasonably requested) with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) stating that such disposition is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirements of) any applicable state securities laws.

         6.2. Transferees; Additional Restrictions on Transfer. Each transferee of Shares from a Stockholder or a subsequent transferee (including the transferee in a transfer from one Stockholder to another Stockholder but excluding any purchaser under Section 5.4) shall take such Shares subject to the same restrictions as existed in the hands of the transferor, including, without limitation, the right of first refusal provided under Article 2 hereof, and no such transfer shall be effective unless the transferee agrees in writing to be bound by this Agreement as if such transferee were a Stockholder hereunder. No transferee of Shares from a Common Stockholder or a subsequent transferee, other than a transferee receiving Shares in a Qualified Transfer or from Kids or a Kids Entity (or a subsequent transferee of Kids or a Kids Entity), shall be entitled to the rights and benefits provided to the Common Stockholders hereunder. Except as otherwise set forth in Section 5.1(d) and except for the rights under Section 5.2, all transferees who receive Shares from a Series A Preferred Stockholder pursuant to a Qualified Transfer shall be entitled to the rights and benefits provided to the Series A Stockholders hereunder. Shares sold to the public pursuant to an effective Registration Statement or pursuant to Rule 144 under the Securities Act (or any successor provision) shall no longer be subject to any of the provisions of this Agreement.

         6.3. Future Stockholders. Subject to the restrictions contained herein, any Person who acquires Shares of the Company may, at the option of the Company, become a party to this Agreement by execution and delivery to the Company of a counterpart of this Agreement. Upon delivery of such counterpart, (i) the signature pages hereto shall be amended to reflect the name of such new party, and (ii) such new party shall thereafter be deemed a "Stockholder" for purposes of this Agreement.

         6.4. Specific Performance, Etc. The Company and each Stockholder, in addition to being entitled to exercise all rights provided herein, in the Company's Amended and Restated Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         6.5. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; upon confirmation of transmission if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. If notice is given in multiple fashions, the date of first effective notice shall control. In each case notice shall be sent to:

                  If to the Company, addressed to:

                           LeapFrog Enterprises, Inc.
                           6401 Hollis Street, Suite 150
                           Emeryville, California 94608
                           Fax: (510) 420-5001
                           Attention:  Michael C. Wood

                  With a copy to:

                           Maron & Sandler
                           844 Moraga Drive
                           Los Angeles, California 90049
                           Fax:  (310) 440-3690
                           Attention:  Stanley E. Maron, Esq.

                  If to Kids, addressed to:

                           Knowledge Kids, L.L.C.
                           844 Moraga Drive
                           Los Angeles, California 90049
                           Fax:  (310) 440-3690
                           Attention:  Stanley E. Maron

                  With a copy to:

                           Maron & Sandler
                           844 Moraga Drive
                           Los Angeles, California 90049
                           Fax:  (310) 440-3690
                           Attention:  Stanley E. Maron, Esq.

                  If to any other Stockholder:

                           To the address set forth for such Stockholder on the books and records of the Company.

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

         6.6. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, including Stockholders Agreement Number One, Stockholders Agreement Number Two, the First Amended and Restated Stockholders Agreement, the Second Amended and Restated Stockholders Agreement and any consent to grant of registration rights executed by any Stockholder subsequent to March 23, 2001 and prior to the date of this Agreement. Except as set forth in this Section 6.6, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved by the Company in writing and the Company has obtained the written consent of Kids, on the one hand, and Stockholders holding at least 50% of the outstanding Shares then held by Stockholders other than Kids and any Kids Entities, on the other hand; provided, however, such amendment, modification, supplement or waiver shall not require the written consent of Kids unless (i) Kids and all of the Kids Entities collectively own at least 50% of the voting power of the Shares outstanding on the date of such modification or (ii) such modification adversely affects Kids or any Kids Entity; and, provided, further, that (a) with respect to any amendment, modification, supplement or waiver that adversely effects the Series A Preferred Stockholders, such amendment, modification, supplement or waiver shall require the written consent of each Series A Preferred Stockholder so affected and (b) subject to the immediately preceding proviso, such amendment, modification, supplement or waiver shall not require the consent of any holder of Common Stock if it does not adversely affect such holder; and, provided, further, with respect to any amendment, modification, supplement or waiver of
Section 4.1 that adversely effects the Wood Demand, such amendment, modification, supplement or waiver shall require the written consent of Wood. This Agreement may be amended, modified, waived or supplemented only by a written instrument executed by all the parties hereto that are required to execute the same. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. Notwithstanding any provision herein to the contrary, the addition of a party to this Agreement at any time in connection with such party becoming a Stockholder shall not constitute an amendment, modification or supplement of this Agreement and shall only require the agreement of the Company and the Stockholder being added as a party to this Agreement; all such persons shall be considered to be Stockholders from the date they become a signatory to this Agreement.

         6.7. Recapitalizations, Exchange, Etc. Affecting the Company's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares and shall be appropriately and equitably adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. If such transactions occur, the parties agree to amend this Agreement to the extent necessary so as to preserve the rights granted to the parties hereunder.

         6.8. Service of Process; Consent to Jurisdiction.

                  (a) Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Delaware law.

                  (b) Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the Chancery Court of the State of Delaware or, if such court does not have jurisdiction or does not accept jurisdiction, in any state or federal court in the State of Delaware; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

         6.9. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.10. Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         6.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

         6.12. Construction. Differences in language as between similar provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.

         6.13. Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

         6.14. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other document or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument.

         6.15. Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Stockholders Agreement as of the day and year first written above.

                                         "Company"

                                         LEAPFROG ENTERPRISES, INC.,
                                         a Delaware corporation

                                         By:  /s/ James P. Curley
                                              ----------------------------------
                                              Name:  James P. Curley
                                                     ---------------------------
                                              Its:  CFO
                                                    ----------------------------

                          COUNTERPART SIGNATURE PAGE TO
                THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                   (All joint owners to sign)


                                             STOCKHOLDER:

                                             Michael C. Wood
                                             -----------------------------------
                                             Print Name

                                             /s/ Michael C. Wood
                                             -----------------------------------
                                             Signature

                                             STOCKHOLDER:

                                             FrogPond LLC
                                             -----------------------------------
                                             Print Name

                                             /s/ Michael C. Wood
                                             -----------------------------------
                                             Signature

                          COUNTERPART SIGNATURE PAGE TO
                THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                   (All joint owners to sign)


                                             STOCKHOLDER:

                                             Explore Holdings LLC
                                             -----------------------------------
                                             Print Name

                                             /s/ David A. Brewer
                                             -----------------------------------
                                             Signature



                                             STOCKHOLDER:

                                             -----------------------------------
                                             Print Name

                                             -----------------------------------
                                             Signature

                          COUNTERPART SIGNATURE PAGE TO
                THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                   (All joint owners to sign)


                                             STOCKHOLDER:

                                             KNOWLEDGE UNIVERSE II LLC

                                             By: /s/ Stanley E. Maron
                                                 -------------------------------
                                                 Stanley E. Maron, Secretary


                                             KNOWLEDGE KIDS, L.L.C.

                                             By: /s/ Stanley E. Maron
                                                 -------------------------------
                                                 Stanley E. Maron, Secretary

                                             KNOWLEDGE UNIVERSE LEARNING GROUP,
                                             LLC

                                             By: /s/ Stanley E. Maron
                                                 -------------------------------
                                                 Stanley E. Maron, Secretary

                          COUNTERPART SIGNATURE PAGE TO
                THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                   (All joint owners to sign)


                                             STOCKHOLDER:

                                             CSC LF Holdings, LLC
                                             -----------------------------------
                                             Print Name

                                             /s/ William Bell
                                             -----------------------------------
                                             Signature



                                             STOCKHOLDER:

                                             -----------------------------------
                                             Print Name

                                             -----------------------------------
                                             Signature

                          COUNTERPART SIGNATURE PAGE TO
                THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                   (All joint owners to sign)


                                             STOCKHOLDER:


                                             Publishing and Broadcasting
                                             International Limited

                                             Guy Harold Bottomley
                                             -----------------------------------
                                             Print Name

                                             /s/ Guy Bottomley
                                             -----------------------------------
                                             Signature

                                             STOCKHOLDER:

                                             -----------------------------------
                                             Print Name

                                             -----------------------------------
                                             Signature

                          COUNTERPART SIGNATURE PAGE TO
                THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                   (All joint owners to sign)


                                             STOCKHOLDER:

                                             Windsor Digital Studio, LLC
                                             -----------------------------------
                                             Print Name  By:  Windsor Media Inc.
                                             , Manager

                                             By:  /s/ Jerry Sand, President
                                             -----------------------------------
                                             Signature



                                                    STOCKHOLDER:



                                             -----------------------------------
                                             Print Name

                                             -----------------------------------
                                             Signature

                                    EXHIBIT A

                            SCHEDULE OF STOCKHOLDERS

Class A Common Stockholders

         Explore Holdings LLC
         Michael C. Wood

Class B Common Stockholders

         Knowledge Kids, L.L.C.
         FrogPond LLC
         Knowledge Universe Learning Group LLC
         Knowledge Universe II LLC

Series A Preferred Stockholders

         CSC LF Holdings, LLC
         Publishing and Broadcasting International Limited
         Windsor Digital Studio LLC

                    WAIVER OF BOARD MEMBER DESIGNATION RIGHT

         THIS WAIVER OF BOARD MEMBER DESIGNATION RIGHT (the "Waiver), is being executed and delivered as of July 3, 2002 by CSC LF Holdings, LLC ("CSC"). All capitalized terms used herein that are not otherwise defined herein shall have the meaning ascribed to them in that certain Second Amended and Restated Stockholders Agreement, dated as of April 22, 2002 and as amended from time to time (the "Stockholders Agreement"), by and among LeapFrog Enterprises, Inc., a Delaware corporation (the "Company") and the Stockholders listed therein.

                                    RECITALS

         A. Whereas, CSC, pursuant to Section 5.2 of the Stockholders Agreement, possesses the right to designate in writing one member of the Board to serve as a Class A/B Director (the "CSC Designee") for so long as CSC holds Shares representing at least seventy-five percent (75%) of the total number of shares of Series A Preferred originally issued to CSC under the Series A Purchase Agreement, and, at any time, to remove and replace the persons serving as the CSC Designee;

         B. Whereas, pursuant to Section 5.2 of the Stockholders Agreement, each Stockholder agrees to vote its Shares to cause the CSC Designee to be elected, removed and replaced in accordance with Section 5.2;

         C. Whereas, pursuant to Section 6.6 of the Stockholders Agreement, CSC is entitled to waive its rights under Section 5.2 of the Stockholders Agreement; and

         D. Whereas, in order to facilitate the initial public offering of the Company's Class A Common Stock, CSC wishes to waive its rights pursuant to section 5.2 of the Stockholders Agreement.

                                    AGREEMENT

In consideration of the foregoing recitals and for other good and valuable consideration, CSC agrees as follows:

         1. WAIVER OF RIGHTS. CSC hereby waives any and all rights it has pursuant to Section 5.2 of the Stockholders Agreement from the date of this Waiver through the Termination Date. CSC's waiver of its rights under Section 5.2 of the Stockholders Agreement is expressly limited to its rights under Section 5.2 and does not constitute a waiver of any other rights that CSC may have under the Stockholders Agreement.

         2. MISCELLANEOUS. This Waiver and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws. The titles and subtitles used in this Waiver are for convenience only and are not to be considered in construing or interpreting this Waiver. This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, CSC has duly executed and delivered this Waiver as of the date first above written.

                                   CSC LF HOLDINGS, LLC

                                   By:  /s/ William Bell
                                       -----------------------------------------

                                   Name:  William Bell
                                          --------------------------------------

                                   Title:  Vice Chairman
                                           -------------------------------------



ACCEPTED AND APPROVED BY:



LEAPFROG ENTERPRISES, INC.

By:    /s/ James P. Curley
      -----------------------------

Name:  James P. Curley
       ----------------------------

Title:  CFO
        ---------------------------